PART 3 - ACCOUNT ADMINISTRATOR INFORMATION

(To be completed by **all applicants**)

Account administrators are individuals authorized by the applicant to manage the applicant's EDGAR account on EDGAR should the Form ID application be granted.

Prospective Account Administrator (1)

The first account administrator listed on Form ID will be considered the applicant's EDGAR point of contact ("EDGAR POC") if the Form ID application is granted.

SEC staff will attempt to contact the EDGAR POC first, but may contact other account administrators if the EDGAR POC is not available

Enter full legal name, including middle name:

First name:	Christine
Middle name:	(no middle name)
Last name:	Nguyen
Suffix:	
Business title/position:	Stock Plan Administrator Manager

Is Prospective Account Administrator 1 the applicant (for an individual applicant), or an employee of the applicant or its affiliate (for a company applicant) ?

Yes

Business address and contact information

Address is for a non-U.S. location (do not select if address is for U.S. territory):	No
Street address (line 1):	980 ROCK AVENUE
Street address (line 2):	
City:	SAN JOSE
State/U.S. Territory:	CALIFORNIA
Zip/Postal code	95131
Province/Country:	UNITED STATES
Email (and re-enter email):	christinen@supermicro.com
Telephone number:	408 887-0019

Violations of federal or state securities laws

Has the individual being authorized as Prospective Account Administrator (2) been criminally convicted as a result of a federal or state securities law violation, or civilly or administratively enjoined, barred, suspended, or banned in any capacity (e.g., officer or director bar, prohibition from associating with brokers, dealers, investment advisers, and/or other securities entities, or bar from participation in certain industries), as a result of a federal or state securities law violation?

No

Prospective Account Administrator (2)

The first account administrator listed on Form ID will be considered the applicant's EDGAR point of contact ("EDGAR POC") if the Form ID application is granted.

SEC staff will attempt to contact the EDGAR POC first, but may contact other account administrators if the EDGAR POC is not available

Enter full legal name, including middle name:

First name:	Ron
Middle name:	(no middle name)
Last name:	Nitafan
Suffix:	
Business title/position:	Stock Plan Administrator

Is Prospective Account Administrator 2 the applicant (for an individual applicant), or an employee of the applicant or its affiliate (for a company applicant) ?

Yes

Business address and contact information

Address is for a non-U.S. location (do not select if address is for U.S. territory):	No
Street address (line 1):	980 ROCK AVENUE
Street address (line 2):	
City:	SAN JOSE
State/U.S. Territory:	CALIFORNIA
Zip/Postal code	95131
Province/Country:	UNITED STATES
Email (and re-enter email):	ronn@supermicro.com
Telephone number:	415 265-0080

Violations of federal or state securities laws

Has the individual being authorized as Prospective Account Administrator (2) been criminally convicted as a result of a federal or state securities law violation, or civilly or administratively enjoined, barred, suspended, or banned in any capacity (e.g., officer or director bar, prohibition from associating with brokers, dealers, investment advisers, and/or other securities entities, or bar from participation in certain industries), as a result of a federal or state securities law violation?

No

PART 5 - SIGNATURE

(To be completed by **all applicants**)

An authorized individual of the applicant must sign Form ID. Refer to the EDGAR Filer Manual, Volume I for the definition of authorized individual and additional relevant information.

By signing Form ID, the authorized individual authorizes the prospective account administrator(s) listed on Form ID to manage the filer's EDGAR account on EDGAR on the filer's behalf.

Enter full legal name, including middle name:

First name:	Christine
Middle name:	(no middle name)
Last name:	Nguyen
Suffix:	
Business title/position:	by POA from Sheshaprasad Krishnapura, individual applicant
Employer:	Super Micro Computer, Inc.

Business address and contact information

Address is for a non-U.S. location (do not select if address is for U.S. territory):	No
Street address (line 1):	980 ROCK AVENUE
Street address (line 2):	
City:	SAN JOSE
State/U.S. Territory:	CALIFORNIA
Zip/Postal code	95131
Province/Country:	UNITED STATES
Email:	christinen@supermicro.com
Telephone number:	408 887-0019

Violations of federal or state securities laws

Has the authorized individual signing this application been criminally convicted as a result of a federal or state securities law violation, or civilly or administratively enjoined, barred, suspended, or banned in any capacity (e.g., officer or director bar, prohibition from associating with brokers, dealers, investment advisers, and/or other securities entities, or bar from participation in certain industries), as a result of a federal or state securities law violation?

No

Is Form ID being signed pursuant to a Power of Attorney?

Yes

PART 5 - SIGNATURE - POWER OF ATTORNEY

Person signing Power of Attorney, if application is made pursuant to a Power of Attorney. Refer to the EDGAR Filer Manual, Volume I for more information.

Enter full legal name, including middle name:

First name:	Christine
Middle name:	(no middle name)
Last name:	Nguyen
Suffix:	
Business title/position:	by POA from Matthew Thauberger, individual applicant
Employer:	Super Micro Computer, Inc.

Business address and contact information

Address is for a non-U.S. location (do not select if address is for U.S. territory):	No
Street address (line 1):	980 ROCK AVENUE
Street address (line 2):	
City:	SAN JOSE
State/U.S. Territory:	CALIFORNIA
Zip/Postal code	95131
Province/Country:	UNITED STATES
Email:	christinen@supermicro.com
Telephone number:	408 887-0019

Violations of federal or state securities laws

Has the person who signed the Power of Attorney been criminally convicted as a result of a federal or state securities law violation, or civilly or administratively enjoined, barred, suspended, or banned in any capacity (e.g., officer or director bar, prohibition from associating with brokers, dealers, investment advisers, and/or other securities entities, or bar from participation in certain industries), as a result of a federal or state securities law violation?

No

FORM ID - NOTARIZED AUTHENTICATION

Signature of Authorized Individual:

Printed Name of Signature:

Christine Nguyen

Title of Person Signing:

by POA from Sheshaprasad Krishnapura, individual applicant

Name of Notary: See Urango

Date: October 5, 2026

Notary Signature & Seal to be Placed Here:

SEE URANGO
COMM. # 2553937
NOTARY PUBLIC • CALIFORNIA
SANTA CLARA COUNTY
My Comm. Expires April 30, 2030
ENC1

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California
County of Santa Clara)

On October 5, 2026 before me, See Urango, Notary Public
(insert name and title of the officer)

personally appeared Sheshaprasad Govindaraju Krishnapura,
who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.


ENC1
SEE URANGO
COMM. # 2553937
NOTARY PUBLIC • CALIFORNIA
SANTA CLARA COUNTY
My Comm. Expires April 30, 2030
ENC1

Signature See Urango **(Seal)**